Exhibit 10.11

To:    AVIS BUDGET ITALIA S.p.A. FLEET CO. S.A.p.A.
Via Roma, 96
39100 Bolzano
Italy

Cc:    CARFIN FINANCE INTERNATIONAL LIMITED
1 Grant's Row
Lower Mount Street
Dublin 2
Ireland

DEUTSCHE TRUSTEE COMPANY LIMITED
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

DEUTSCHE BANK AG, LONDON BRANCH
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
9, quai du Président Paul Doumer
92920 Paris La Défense Cedex
France

AVIS BUDGET ITALIA S.p.A.
Via Roma, 96
39100 Bolzano
Italy

Bracknell (United Kingdom), 20 May 2014
We refer to your proposal dated 20 May 2014, the content of which we hereby reproduce for complete unconditional acceptance:
<<        [on AVIS BUDGET ITALIA S.p.A. FLEET CO. S.A.p.A.’s letterhead]
CARFIN FINANCE INTERNATIONAL LIMITED
1 Grant's Row
Lower Mount Street
Dublin 2
Ireland

DEUTSCHE TRUSTEE COMPANY LIMITED
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
9, quai du Président Paul Doumer
92920 Paris La Défense Cedex
France

DEUTSCHE BANK AG, LONDON BRANCH
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

AVIS FINANCE COMPANY LIMITED
Avis House
Park Road, Bracknell
Berkshire RG12 2EW
United Kingdom

AVIS BUDGET ITALIA S.p.A.
Via Roma, 96
39100 Bolzano
Italy
Bracknell (United Kingdom), 20 May 2014
Dear Sirs,
We hereby submit to your kind attention the following proposal of this AMENDMENT AGREEMENT (the “Agreement”) BETWEEN:

(1)
CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant's Row, Lower Mount Street, Dublin 2, Ireland in its capacity as lender (the “Lender”);

(2)
AVIS BUDGET ITALIA S.p.A. FLEET CO. S.A.p.A. (formerly, Avis Autonoleggio S.p.A. Fleet Co. S.A.p.A.), a partnership limited by shares (società in accomandita per azioni) incorporated in the Republic of Italy with registered office at Via Roma, 96, 39100, Bolzano, Italy, fiscal code, VAT code and companies' register of Bolzano number 097550851009 (“Italian FleetCo”);

(3)
DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, registered under number 02123807 and with its offices at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, in its capacity as Issuer security trustee for and on behalf of the Issuer Secured Creditors (the “Issuer Security Trustee”);

(4)
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme organised and existing under the laws of France, whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade registry of Nanterre under number 304 187 701 RCS Nanterre, in its capacities as (a) FleetCo Security Agent for and on behalf of the FleetCo Secured Creditors (the “FleetCo Security Agent”) and (b) transaction agent under the Transaction Documents (the “Transaction Agent”);

(5)	DEUTSCHE BANK AG, LONDON BRANCH, at its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, in its capacity as Issuer cash manager (the “Issuer Cash Manager”);

(6)
AVIS FINANCE COMPANY LIMITED, a company incorporated under the laws of England whose registered office is at Avis House, Park Road, Bracknell, Berkshire RG12 2EW, registered under number 02123807 (“Finco”); and

(7)
AVIS BUDGET ITALIA S.p.A., a joint stock company (società per azioni) incorporated in the Republic of Italy with registered office at Via Roma, 96, 39100 Bolzano, fiscal code and companies' register of Bolzano number 00421940586 ("Italian Opco" or the "Italian Servicer");

each of the above a “Party” and together the “Parties” to this Agreement.

WHEREAS

(A)
Certain of the Parties hereto entered into a Master Definitions Agreement dated 5 March 2013 as amended by an amendment letter dated 19 March 2013, a second amendment agreement dated 15 April 2013 and a third amendment agreement to be dated on or about the date of this Agreement (the “Original Master Definitions Agreement”).

(B)
The Lender, Italian FleetCo, the Issuer Security Trustee, the FleetCo Security Agent, the Issuer Cash Manager, the Transaction Agent and Finco entered into a FleetCo Italian Facility Agreement dated 5 March 2013 (the “FleetCo Italian Facility Agreement”).

(C)
The FleetCo Security Agent, Italian FleetCo and Italian Opco are parties to the Italian Master Lease Agreement dated 7 March 2013, as amended by a deed of amendment on 15 April 2013 (the “Italian Master Lease Agreement”).

(D)	The FleetCo Security Agent, Italian FleetCo and Italian Opco are parties to the Italian Servicing Agreement dated 5 March 2013 (the “Italian Servicing Agreement”).

(E)	The Lender, Italian FleetCo, the Issuer Security Trustee, the FleetCo Security Agent, the Issuer Cash Manager, the Transaction Agent and Finco intend to amend the FleetCo Italian Facility Agreement.

(F)	The FleetCo Security Agent, Italian FleetCo and Italian Opco intend to amend the Italian Master Lease Agreement.

(G)	The FleetCo Security Agent, Italian FleetCo and Italian Opco intend to amend the Italian Servicing Agreement.

1	Definitions and Interpretation

1.1
Unless otherwise defined herein or the context otherwise requires, terms defined in the Original Master Definitions Agreement (as amended or as amended and restated from time to time) have the same meaning in this Agreement. Subject to Clause 1.2 below, the provisions of clause 2 (Principles of Interpretation and Construction) of the Original Master Definitions Agreement (as amended or as amended and restated from time to time) shall apply herein as if set out in full herein and as if references therein to a “Relevant Agreement” were to this Agreement.

1.2	A reference to a “Clause” is a reference to a clause of this Agreement.

2	Amendments to the FleetCo Italian Facility Agreement
The Parties to the FleetCo Italian Facility Agreement agree that with effect on and from the Dutch Accession Date and the French Accession Date (provided that if such dates do not occur on the same date, the later of such dates) (the “Amendment Date”) that the FleetCo Italian Facility Agreement shall be amended as follows:

2.1.1	by deleting clause 3.2.3 (No Drawing Confirmation) in its entirety and replacing it with the following:
“No Drawing Confirmation: If a FleetCo Advance Drawdown Notice is delivered under the FleetCo German Facility Agreement, the FleetCo Spanish Facility Agreement, the FleetCo French Facility Agreement or the FleetCo Dutch Facility Agreement but no FleetCo Advance is contemplated under this Agreement on the FleetCo Advance Drawdown Date referred to in the relevant FleetCo Advance

Drawdown Notice, the Borrower (or the Italian Servicer on its behalf) must deliver a written confirmation (which may be in the form of an electronic mail) to the Lender (copied to the Transaction Agent, the Central Servicer, the Issuer Security Trustee, the FleetCo Security Agent and the Issuer Cash Manager) that no FleetCo Advance is being requested under this Agreement on the relevant FleetCo Advance Drawdown Date by no later than 2.00 p.m. CET on the Reporting Date.”;

2.1.2	in clause 9 (Acceleration) the words "clause 8.5.2" will be deleted and replaced with "clause 8.6.2";

2.1.3	in clause 11.1.1 the words "in respect of Italian FleetCo" shall be inserted after the words "FleetCo Event of Default".

3	Amendments to the Italian Master Lease Agreement
The Parties to the Italian Master Lease Agreement agree that with effect on and from the Amendment Date that the Italian Master Lease Agreement shall be amended as follows:

3.1.1	by deleting clause 5.2 (Conditions precedent to lease) in its entirety and replacing it with the following:
“5.2    Conditions precedent to lease

5.2.1	The agreement of the Lessor to lease any Vehicle to the Lessee hereunder is subject to:

(a)
all conditions precedent listed in Clause 5.2.2 being deemed satisfied pursuant to Clause 5.3.1 or waived (with or without conditions) by the Lessor and the FleetCo Security Agent on the delivery of a duly completed and executed Vehicle Request Notice;

(b)
all conditions precedent listed in Clause 5.2.2 being deemed satisfied pursuant to Clause 5.3.2 or waived (with or without conditions) by the Lessor and the FleetCo Security Agent on the relevant Lease Commencement Date; and

(c)
receipt by the Lessor and the FleetCo Security Agent of the documents listed in Schedule 4 (Condition Precedent Documents) prior to or on the date of this Agreement, in each case, in a form satisfactory to the Lessor and the FleetCo Security Agent.

5.2.2	For the purposes of Clauses 5.2.1(a) and 5.2.1(b), the conditions precedent are:

(a)	no Master Lease Termination Event shall have occurred and be continuing or would result from the delivery of such Vehicle Request Notice or leasing of such Vehicle;

(b)	the Master Lease End Date has not occurred; and

(c)	the relevant Vehicle is an Eligible Vehicle.>>”;

3.1.2	by deleting Clause 7.1.1 (Use of Vehicles) in its entirety and replacing it with the following:

“7.1.1	During the Lease Term of a Vehicle, the Lessee may use the Vehicles for the following purposes:

(a)
without prejudice to the uses specified in paragraphs (b) to (e), in the ordinary course of the Lessee’s vehicle rental business or for use by the Lessee’s employees in activities related to such business;

(b)	to use as a Service Vehicle;

(c)
to sub‑lease to persons, other than Affiliates of the Avis Europe Group established in Italy, for use in the ordinary course of such persons’ own vehicle rental business, or for the use by such persons’ employees in activities related to such business; or

(d)
to sub‑lease to Affiliates of the Avis Europe Group established in Italy for use by such Affiliates in their own businesses or by its employees in their personal activities or activities related to such business in Italy; or

(e)
to sub‑lease to Affiliates of the Avis Europe Group or third parties located in a jurisdiction other than Italy for use by such Affiliates or third parties in their own businesses or by their employees in their personal activities or activities related to such business.”;

3.1.3	in Clause 7.2.2(g) (Conditions to Sub-Leases) the words “Potential Master Lease Termination Event or” will be deleted;

3.1.4
in clauses 21.1 (Indemnities) and 23 (Representations and Warranties) and in Schedule 1 (Form of Master Lease Renewal Agreement), all references to the “Issuer” will be deleted and replaced with “Italian FleetCo Secured Creditors”;

3.1.5	in clause 26.1 (Notification by Lessor), the words “Servicer and” shall be inserted between the words “the” and “Central Servicer” on the fifth line of that paragraph;

3.1.6
in Clause 26.2.1 (Payment of Redesignation Amounts by Lessee or reduction of Base Rent), the words “24.2 (Redesignation of Programme Vehicles as Non‑Programme Vehicles due to FleetCo Event of Default)” will be deleted and replaced with “24.2 (Redesignation of Programme Vehicles as Non‑Programme Vehicles due to Vehicle Manufacturer Event of Default)”;

3.1.7	by deleting Clause 29.1.2 (Redelivery of Vehicles prior to a Master Lease End Date) in its entirety and replacing it with the following:

“29.1.2
the Lessee shall, at the Lessee’s sole expense, return each Non‑Programme Vehicle together with all Vehicles Documents to or to the order of the Lessor no later than the last Business Day of the month during which such Non‑Programme Vehicle ceases to be an Eligible Vehicle.”;

3.1.8	by deleting Clause 30.1.1 (Sale of Vehicles by the Lessor) in its entirety and replacing it with the following:

“30.1.1
The Lessor has the right (at any time with the consent of the Lessee) to arrange, with the assistance of the Italian Servicer, if it deems it necessary or useful, for the sale of any Vehicle to a third party (if, in the case of Programme Vehicles the sale to such third party is permitted under the relevant Vehicle Dealer

Buy‑Back Agreement or Vehicle Manufacturer Buy‑Back Agreement), provided that the sale price and any non-return bonus (if any) paid or payable by the relevant Vehicle Manufacturer or Vehicle Dealer to the Lessor in respect of such Vehicle is at least equal to the Net Book Value of the Vehicle.”.

4	Amendments to the Italian Servicing Agreement
The Parties agree to Italian Servicing Agreement that with effect on and from the Amendment Date that the Italian Servicing Agreement shall be amended as follows:

4.1.1	in clause 13 (Servicer Termination Events) the words "Parent Guarantee" will be deleted and replaced with "Parent Performance Guarantee";

4.1.2
in sub-paragraph 2.1.13 of Part C (Cash Management, Records and Information Reporting) of Schedule 1 (Services), the reference to "item (B), Part A, Part 5, Schedule 3 of the Framework Agreement" shall be deleted and replaced with "item (B), Part C, Part 5, Schedule 3 of the Framework Agreement";

4.1.3	by deleting sub-paragraph 5.1.3 of Part C (Cash Management, Records and Information Reporting) of Schedule 1 (Services) in its entirety and replacing it with the following:

"5.1.3
The Italian Servicer shall notify the Transaction Agent, the FleetCo Security Agent, the Issuer Security Trustee, the Issuer Cash Manager and the Central Servicer in writing before 5pm (GMT) on each Reporting Date in the event of a FleetCo AF Shortfall of the Italian FleetCo in respect of its Italian Vehicle Fleet.";

4.1.4	by deleting sub-paragraph 8.1.1 of Part C (Cash Management, Records and Information Reporting) of Schedule 1 (Services) in its entirety and replacing it with the following:

"8.1.1
which constitutes any rebates (if any) and any bonus for the purchase of Vehicles (provided that neither such rebates nor bonus constitute the Capitalised Cost of any Vehicle nor constitute any no-return bonus if such amount is taken into account for the purpose of clause 30.1 of the Italian Master Lease Agreement) and such amounts shall be paid to Italian OpCo in accordance with clause 39 (Volume Premium) of the Italian Master Lease Agreement;";

4.1.5	by deleting sub-paragraph 9.1.2 of Part C (Cash Management, Records and Information Reporting) of Schedule 1 (Services) in its entirety and replacing it with the following:

"9.1.2
In the event that Italian FleetCo is not requesting any funding under the FleetCo Italian Facility Agreement when (I) Dutch FleetCo is requesting funding under the FleetCo German Facility Agreement and/or FleetCo Spanish Facility Agreement and/or FleetCo Dutch Facility Agreement and/or (II) French FleetCo is requesting funding under the FleetCo French Facility Agreement, the Italian Servicer shall provide a no drawing confirmation to the Issuer, the Issuer Cash Manager, the Issuer Security Trustee, the FleetCo Security Agent and the Transaction Agent by 2pm (CET) on the Reporting Date or Intra-Month Reporting Date, as applicable.";

4.1.6	in sub-paragraph 9.1.3 of Part C (Cash Management, Records and Information Reporting) of Schedule 1 (Services), by making the following amendments:

(i)	The words "or the Intra-Month Information Date" will be inserted in between the words "Information Date" and "pursuant" on the third line of that paragraph; and

(ii)	The reference to "clause 14A.1.1.2 of the Framework Agreement" will be deleted and replaced with "clause 14A.1.1 of the Framework Agreement".

5	Amendment Date
The Parties hereby agree that the amendments set out in Clause 2 (Amendments to the FleetCo Italian Facility Agreement), 3 (Amendments to the Italian Master Lease Agreement) and 4 (Amendments to the Italian Servicing Agreement) shall be effective as of the Amendment Date. Notwithstanding anything to the contrary contained herein, if for any reason this Agreement fails to be effective on the Amendment Date, this Agreement shall terminate and the rights and obligations of the parties to the Transaction Documents shall be fully preserved as they existed prior to the date hereof.

6	Issuer Security Trustee and Transaction Agent
In accordance with Clause 24.3.1 of the Framework Agreement, the Transaction Agent, by the execution of this Agreement, hereby directs and instructs the Issuer Security Trustee to enter into this Agreement and all other relevant documents to be entered into a connection herewith and to consent to all amendments set out herein.
The Transaction Agent hereby consents to all amendments referred to herein.

7	Transaction Documents

7.1
Save as expressly amended by this Agreement or the document named “Third Amendment and Restatement Deed” dated on or about the date hereof, the FleetCo Italian Facility Agreement, the Italian Master Lease Agreement, the Italian Servicing Agreement and the other Transaction Documents shall otherwise remain unamended and in full force and effect in accordance with the terms thereof.

7.2
By their acceptance of the terms of this Agreement, each of the Lender, the Italian FleetCo and the Avis Obligors which are parties to this Agreement confirms that its obligations under the Transaction Documents to which it is a party will remain in full force and effect.

7.3	The FleetCo Security Agent and the Transaction Agent hereby designate this Agreement as a FleetCo Transaction Document.

7.4	The Transaction Agent hereby designates this Agreement as an Issuer Transaction Document.

8	Illegality
Without prejudice to article 1419 of the Italian Civil Code, if, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

9	Rights and remedies
No failure by the Issuer Secured Creditors or the FleetCo Secured Creditors to exercise, or any delay by the Issuer Secured Creditors or the FleetCo Secured Creditors in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or under any Transaction Document.

10	Incorporation of Common Terms

10.1
The Common Terms (other than clause 25 (Counterparts), which shall not be incorporated hereto) shall be incorporated by reference into this Agreement. If there is any conflict between the Common Terms as incorporated by reference into this Agreement and the other provisions of this Agreement, the provisions of the incorporated Common Terms shall prevail.

10.2	For the purpose of this Agreement the Common Terms shall be governed, read and construed in accordance with Italian law.

11	Negotiated Agreement
For the purposes of the transparency rules set forth in the CICR Resolution of 4 March 2003 and by the Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari issued by the Bank of Italy on 20 June 2012 and published in the Italian Official Gazette on 30 June 2012, the Parties hereby acknowledge and confirm that this Agreement (and each of the provisions hereof) has been specifically negotiated with the support of legal advisers on each side.

12	Language of this Agreement
The Parties acknowledge and accept that this Agreement is in English and Italian language and in the event of a conflict between the English language and the Italian language version, the English language version shall prevail.

13	Perfection formalities
This Agreement shall be deemed perfected upon receipt by Italian FleetCo of a letter reproducing the contents of this Agreement duly countersigned by authorised signatory or signatories (as applicable) of each of the addressees by way of acceptance hereof pursuant to article 1326 of the Italian civil code. It is expressly agreed that, without any liability for Italian FleetCo, each of the parties elects its domicile for the sole purpose of receiving the acceptance letter set out in this Clause by any other parties at the offices of Italian FleetCo, at Via Roma, 96, 39100, Bolzano, Italy. Italian FleetCo, promptly after receipt of duly executed letters set out in this Clause, will inform in writing each of the parties that this Agreement has been perfected.

14	Governing law and jurisdiction

14.1	Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Italian law.

14.2	Jurisdiction
The courts of Milan are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out or in connection with this Agreement) and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Dispute”) may be brought in such courts. The Parties irrevocably submit to the exclusive jurisdiction of such courts and waive any objection to Disputes in such courts whether on the ground of venue or on the ground that the Disputes have been brought in an inconvenient forum. These submissions are for the benefit of the FleetCo Security Agent, the Issuer Security Trustee and the Transaction Agent and shall not limit the right of the FleetCo Security Agent, the Issuer Security Trustee and the Transaction Agent to take Proceedings in any other court of competent jurisdiction nor shall the taking of Disputes in any one or more jurisdictions preclude the taking of Disputes in any other jurisdiction (whether concurrently or not).
* * * *
This contractual proposal is an irrevocable proposal pursuant to article 1329 of the Italian civil code and it shall be deemed lapsed and no longer binding upon AVIS BUDGET ITALIA S.p.A. FLEET CO. S.A.p.A. unless the Agreement is perfected by no later than 22 May 2014 in accordance with Clause 13 above.
If you agree to the terms of this letter, please reproduce the contents hereof in a letter duly signed by a duly authorised signatory and send it to us to notify us of your acceptance hereof pursuant to article 1326 of the Italian civil code.
Best regards,
Italian FleetCo

AVIS BUDGET ITALIA S.p.A. FLEET CO. S.A.p.A.

/s/ Gianluca Testa
By: Gianluca Testa
As: authorised signatory	>>

Best regards,

AVIS FINANCE COMPANY LIMITED

/s/ Joanna Spiers
By: Joanna Spiers
As: authorised signatory